Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Fourth Quarter and

Fiscal Year 2013 Financial Results

Annual Revenue of $391 Million; Annual Cash Flow from Operations of $52 Million

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Jan. 29, 2014 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced financial results for its fourth quarter and fiscal year 2013.

Fourth Quarter and Fiscal Year 2013 Highlights

•                  Revenues were $105.5 million in the fourth quarter, and $390.9 million in fiscal year 2013.

•                  GAAP gross margins were 64.9 percent in the fourth quarter, and 65.4 percent in fiscal year 2013.

•                  Non-GAAP gross margins were 68.5 percent in the fourth quarter, and 68.8 percent in fiscal year 2013.

•                  GAAP operating loss was $7.9 million in the fourth quarter, and $20.3 million in fiscal year 2013.

•                  Non-GAAP operating income was $9.1 million in the fourth quarter, and $43.4 million in fiscal year 2013.

•                  GAAP net loss was $7.3 million in the fourth quarter, and $22.9 million in fiscal year 2013.

•                  Non-GAAP net income was $9.7 million in the fourth quarter, and $40.9 million in fiscal year 2013.

•                  GAAP net loss per diluted share was $0.17 in the fourth quarter, and $0.53 in fiscal year 2013.

•                  Non-GAAP net income per diluted share was $0.21 in the fourth quarter, and was $0.90 in fiscal year 2013.

•                  $30.7 million in cash was provided by operating activities during the fourth quarter.

•                  $52.0 million in cash was provided by operating activities during fiscal year 2013.

•                  Cash and investments totaled $330.2 million at December 31, 2013.

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $105.5 million for the fourth quarter, up 1.4 percent from $104.1 million in the third quarter of 2013, and down 13.6 percent from $122.1 million in the fourth quarter of 2012. For the year ended December 31, 2013, revenue was $390.9 million, a decrease of 22.0 percent from revenue of $500.8 million reported in 2012.

GAAP gross margins in the fourth quarter of 2013 were 64.9 percent, compared with 64.4 percent in the third quarter of 2013 and 68.1 percent in the fourth quarter of 2012. GAAP gross margins in 2013 were 65.4 percent, compared with 68.5 percent in 2012.

Non-GAAP gross margins in the fourth quarter of 2013 were 68.5 percent, compared with 69.0 percent in the third quarter of 2013 and 70.0 percent in the fourth quarter of 2012. Non-GAAP gross margins in 2013 were 68.8 percent, compared with 70.3 percent in 2012.

GAAP net loss in the fourth quarter of 2013 was $7.3 million, or $0.17 per diluted share, compared with GAAP net loss of $5.4 million, or $0.12 per diluted share in the third quarter of 2013 and net income of $18.4 million or $0.41 per diluted share in the fourth quarter of 2012.

Non-GAAP net income in the fourth quarter of 2013 was $9.7 million, or $0.21 per diluted share, compared with $13.1 million, or $0.29 per diluted share in the third quarter of 2013, and $30.7 million, or $0.69 per diluted share in the fourth quarter of 2012. The fourth quarter 2013 non-GAAP net income excludes $11.7 million of share-based compensation expense compared to $11.9 million in the third quarter of 2013, and $10.0 million in the fourth quarter of 2012.

The fourth quarter 2013 non-GAAP net income also excludes amortization expenses of acquired intangible assets of $4.4 million, and $0.9 million of acquisition related charges associated with the acquisition of Kotura, Inc. and IPtronics A/S, compared to amortization expenses of acquired intangible assets of $4.6 million and acquisition related charges of $2.0 million in the third quarter of 2013, and compared to $2.3 million of amortization expense of acquired intangibles assets in the fourth quarter of 2012.

GAAP net loss in 2013 was $22.9 million, or $0.53 per diluted share, compared to $111.4 million of GAAP net income, or $2.54 per diluted share in 2012.

Non-GAAP net income in 2013 was $40.9 million, or $0.90 per diluted share, compared to $155.7 million or $3.60 per diluted share in 2012. 2013 non-GAAP net income excludes $45.1 million of share-based compensation expense, $13.9 million of amortization expense of acquired intangible assets and $4.7 million of acquisition related charges. 2012 non-GAAP net income excludes $35.0 million of share-based compensation expense and amortization expense of acquired intangible assets of $9.3 million.

Total cash and investments at December 31, 2013 were $330.2 million compared to $426.3 million at December 31, 2012. The company generated $30.7 million in cash from operating activities in the fourth quarter of 2013, and $52.0 million for fiscal year 2013.

“Our fourth quarter and fiscal year 2013 results were solid, and we made progress on many of the goals that we outlined for you when we started the year. We believe that approximately $50 million of revenue that was shipped in 2012 was actually deployed in 2013. We acquired two companies in 2013 and believe that these technologies will be important building blocks for our future solutions,” said Eyal Waldman, president and CEO of Mellanox Technologies. “Throughout the year, we worked with many new and existing partners on programs for our InfiniBand and Ethernet interconnect technologies, and in particular, we saw increased adoption of our Ethernet products. We believe that the trends that we see in the market today will result in multiple opportunities for Mellanox in the future.”

Recent Mellanox Press Release Highlights

•                  Jan. 27, 2014 - Mellanox Releases World’s First 40 Gigabit Ethernet NIC Based on Open Compute Project (OCP) Designs

•                  Jan. 8, 2014 - Mellanox Interconnect Solutions Now Available Through SYNNEX Corporation’s GSA Schedule

•                  Jan 6, 2014 - Zenovia Digital Exchange Selects Mellanox FDR InfiniBand to Improve Digital Ad Transaction Quality and Speed

•                  Dec. 16, 2013 - Mellanox Collaborates with Dell to Deliver 10/40GbE Solution for Mainstream Servers and Networking Solutions

•                  Dec. 10, 2013 - The University of Cambridge Chooses Mellanox FDR InfiniBand to Accelerate UK’s Fastest Academic Cluster and Further Space Research

•                  Nov. 20, 2013 - Mellanox FDR InfiniBand Demonstrates 3X Annual Growth for Petascale-Capable Systems on the TOP500

•                  Nov. 18, 2013 - Mellanox Connect-IB FDR InfiniBand Adapters with NVIDIA GPUDirect RDMA Technology Provides Superior GPU-based Cluster Performance

•                  Nov. 18, 2013 - Mellanox Connect-IB FDR InfiniBand Adapters Accelerate Purdue University’s Supercomputer to Petascale-Class Performance

•                  Nov. 11, 2013 - Mellanox Proposes Contribution of 10 Gigabit Ethernet Switch Specification to the Open Compute Project to Enable Cost and Energy-Efficient, Scalable Data Centers

•                  Oct. 30, 2013 - Mellanox Delivers InfiniBand and Ethernet OpenStack Interconnect Cloud Solution with Broad Ecosystem Support

Conference Calls

Mellanox will broadcast its fourth quarter and fiscal year 2013 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1825 approximately 10 minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense and acquisition related expense. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangibles and acquisition related expense because it enhances investors’ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation and amortization of acquired intangibles do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including statements related to the technologies we acquired in 2013, trends in the market for our solutions and services and opportunities for our company in 2014 and beyond. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on November 1, 2013, and our form 10-K filed with the SEC on February 25, 2013. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Total revenues	$105,544	$122,118	$390,859	$500,799
Cost of revenues	37,096	38,973	135,239	157,936
Gross profit	68,448	83,145	255,620	342,863
Operating expenses:
Research and development	47,518	36,101	168,721	138,946
Sales and marketing	19,036	16,002	70,318	61,068
General and administrative	9,786	7,136	36,918	24,541
Total operating expenses	76,340	59,239	275,957	224,555
Income (loss) from operations	(7,892)	23,906	(20,337)	118,308
Other income, net	301	269	1,228	1,259
Income (loss) before taxes	(7,591)	24,175	(19,109)	119,567
(Provision) benefit for taxes on income	340	(5,733)	(3,752)	(8,187)
Net income (loss)	$(7,251)	$18,442	$(22,861)	$111,380
Net income (loss) per share — basic	$(0.17)	$0.43	$(0.53)	$2.70
Net income (loss) per share — diluted	$(0.17)	$0.41	$(0.53)	$2.54
Shares used in computing income (loss) per share:
Basic	43,907	42,451	43,421	41,308
Diluted	43,907	44,614	43,421	43,901

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$(7,251)	$18,442	$(22,861)	$111,380
Adjustments:
Share-based compensation expense:
Cost of revenues	469	445	1,828	1,621
Research and development	6,808	5,773	25,956	19,356
Sales and marketing	2,325	1,876	9,198	8,055
General and administrative	2,064	1,869	8,156	5,987
Total share-based compensation expense	11,666	9,963	45,138	35,019
Amortization expense of acquired intangibles:
Cost of revenues	3,194	1,849	10,424	7,520
Research and development	168	—	507	—
Sales and marketing	1,039	440	2,951	1,757
Total amortization expense of acquired intangibles	4,401	2,289	13,882	9,277
Acquisition related charges:
Cost of revenues	208	—	907	—
Research and development	219	—	552	—
Sales and marketing	219	—	480	—
General and administrative	274	—	2,774	—
Total acquisition related charges	920	—	4,713	—
Non-GAAP net income	$9,736	$30,694	$40,872	$155,676

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$105,544	$122,118	$390,859	$500,799
GAAP gross profit	68,448	83,145	255,620	342,863
GAAP gross margin	64.9%	68.1%	65.4%	68.5%
Share-based compensation expense	469	445	1,828	1,621
Amortization expense of acquired intangibles	3,194	1,849	10,424	7,520
Acquisition related charges	208	—	907	—
Non-GAAP gross profit	$72,319	$85,439	$268,779	$352,004
Non-GAAP gross margin	68.5%	70.0%	68.8%	70.3%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$76,340	$59,239	$275,957	$224,555
Share-based compensation expense	(11,197)	(9,518)	(43,310)	(33,398)
Amortization expense of acquired intangibles	(1,207)	(440)	(3,458)	(1,757)
Acquisition related charges	(712)	—	(3,806)	—
Non-GAAP operating expenses	$63,224	$49,281	$225,383	$189,400

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$(7,892)	$23,906	$(20,337)	$118,308
Share-based compensation expense	11,666	9,963	45,138	35,019
Amortization expense of acquired intangibles	4,401	2,289	13,882	9,277
Acquisition related charges	920	—	4,713	—
Non-GAAP income from operations	$9,095	$36,158	$43,396	$162,604

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Shares used in computing GAAP diluted earnings per share	43,907	44,614	43,421	43,901
Adjustments:
Effect of dilutive securities under GAAP*	—	(2,163)	—	(2,593)
Total options vested and exercisable	1,913	1,888	1,913	1,888
Shares used in computing non-GAAP diluted earnings per share	45,820	44,339	45,334	43,196

GAAP diluted net income (loss) per share	$(0.17)	$0.41	$(0.53)	$2.54
Adjustments:
Share-based compensation expense	0.27	0.22	1.04	0.79
Amortization expense of acquired intangibles	0.10	0.05	0.32	0.21
Acquisition related charges	0.02	0.00	0.11	0.00
Effect of dilutive securities under GAAP*	0.00	0.04	0.00	0.22
Total options vested and exercisable	(0.01)	(0.03)	(0.04)	(0.16)
Non-GAAP diluted income per share	$0.21	$0.69	$0.90	$3.60

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$63,164	$117,054
Short-term investments	263,528	302,593
Restricted cash	—	3,229
Accounts receivable, net	70,566	58,516
Inventories	35,963	43,318
Deferred taxes and other current assets	17,581	15,616
Total current assets	450,802	540,326
Property and equipment, net	70,815	62,375
Severance assets	10,630	8,907
Intangible assets, net	54,362	16,134
Goodwill	199,558	132,885
Deferred taxes and other long-term assets	20,613	10,419
Total assets	$806,780	$771,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,964	$37,431
Accrued liabilities	52,588	57,879
Deferred revenue	15,849	12,018
Capital lease liabilities, current	1,245	1,253
Total current liabilities	99,646	108,581
Accrued severance	13,418	11,821
Deferred revenue	9,045	8,366
Capital lease liabilities	1,600	2,835
Other long-term liabilities	17,091	11,635
Total liabilities	140,800	143,238
Shareholders’ equity:
Ordinary shares	185	178
Additional paid-in capital	550,795	488,365
Accumulated other comprehensive income	1,390	2,794
Retained earnings	113,610	136,471
Total shareholders’ equity	665,980	627,808
Total liabilities and shareholders’ equity	$806,780	$771,046

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(22,861)	$111,380
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,886	23,868
Deferred income taxes	(1,240)	(3,454)
Share-based compensation	45,138	35,019
Gain on investments	(1,219)	(896)
Excess tax benefit from share-based compensation	(2,662)	(5,141)
Changes in assets and liabilities:
Accounts receivable, net	(8,870)	(10,301)
Inventories	9,264	(19,436)
Prepaid expenses and other assets	1,414	(3,239)
Accounts payable	(4,447)	3,430
Accrued liabilities and other payables	1,599	51,259
Net cash provided by operating activities	52,002	182,489

Cash flows from investing activities:
Acquisition of Kotura, net of cash acquired of $101	(80,671)	—
Acquisition of IPtronics A/S, net of cash acquired of $2,077	(42,848)	—
Purchase of severance-related insurance policies	(849)	(783)
Purchases of short-term investments	(200,377)	(328,998)
Proceeds from sale of short-term investments	122,997	14,860
Proceeds from maturities of short-term investments	117,806	64,683
Decrease in restricted cash deposits	3,468	1,327
Purchase of property and equipment	(30,911)	(30,544)
Purchase of intangibles	(7,440)	—
Purchase of equity investment in a private companies	(3,123)	(1,424)
Net cash used in investing activities	(121,948)	(280,879)

Cash flows from financing activities:
Principal payments on capital lease obligations	(1,243)	(918)
Proceeds from issuance of ordinary shares to employees	14,637	29,963
Excess tax benefit from share-based compensation	2,662	5,141
Net cash provided by financing activities	16,056	34,186

Net decrease in cash and cash equivalents	(53,890)	(64,204)
Cash and cash equivalents at beginning of period	117,054	181,258
Cash and cash equivalents at end of period	$63,164	$117,054